Exhibit 10

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harold Hofer or John Davis, or either of them, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to is Form 1-A, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on November 28, 2017.

RICH UNCLES REIT, INC.

/s/ Harold Hofer
Harold Hofer, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	November 28, 2017	/s/ Harold Hofer
Harold C. Hofer, Chief Executive Officer and Director (Principal Executive Officer)

Date:	November 28, 2017	/s/ John Davis
John Davis, Executive Vice President, Chief Financial Officer and Treasurer

Date:	November 28, 2017	/s/ Raymond Wirta
Raymond Wirta, Chairman and Director

Date:	November 28, 2017	/s/ Jeffrey Cyr
Jeffrey Cyr, Director

Date:	November 28, 2017	/s/ Raymond Pacini
Raymond Pacini, Director

Date:	November 28, 2017	/s/ Jeffrey Randolph
Jeffrey Randolph, Director